CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price Spectrum Funds II, Inc. (formerly known as T. Rowe Price Personal Strategy Funds, Inc.) of our reports dated July 17, 2020, relating to the financial statements and financial highlights, which appear in T. Rowe Price Moderate Allocation Fund (formerly known as T. Rowe Price Personal Strategy Balanced Fund), T. Rowe Price Moderate Growth Allocation Fund (formerly known as T. Rowe Price Personal Strategy Growth Fund), and T. Rowe Price Conservative Allocation Fund’s (formerly known as T. Rowe Price Personal Strategy Income Fun ) (constituting T. Rowe Price Spectrum Funds II, Inc. (formerly known as T. Rowe Price Personal Strategy Funds, Inc.)) Annual Reports on Form N-CSR for the year ended May 31, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
September 28, 2020